SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PERFORMANT FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 29, 2022, Performant Financial Corporation (the “Company,” “we,” “us” and “our”) filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) and the related Proxy Card (the “Proxy Card”) for the Company’s 2022 Annual Meeting of Stockholders with the Securities and Exchange Commission (the “SEC”). The Proxy Statement was filed in connection with the Company’s 2022 Annual Meeting of Stockholders to be held on June 21, 2022 (together with any adjournment or postponement thereof, the “Annual Meeting”). This amendment to the Proxy Statement ( “Amendment No. 1”) is being filed to correct inadvertent errors contained in the Security Ownership of Certain Beneficial Owners and Management table on page 27 of the Proxy Statement. This table inadvertently presented an incorrect number of shares beneficially owned by First Light Asset Management, LLC, a beneficial owner of greater than 5% of our Common Stock, within the Proxy Statement as originally filed with the SEC. The Proxy Statement is hereby amended by replacing the Security Ownership of Certain Beneficial Owners and Management table on page 27 of the Proxy Statement in its entirety with the table set forth below. Other than the corrections to the Security Ownership of Certain Beneficial Owners and Management table, no other changes have been made to the Proxy Statement or the Proxy Card and both continue to be in full force and effect as originally filed and continue to seek the vote of Company stockholders for all proposals to be voted on at the Annual Meeting. Capitalized terms used but not otherwise defined in this Amendment No. 1 have the meanings ascribed to them in the Proxy Statement. This amendment should be read together with the Proxy Statement.

Name of Beneficial Owner	Shares Beneficially Owned
	Number (1)	Percentage
5% Stockholders:
Prescott Group Capital Management, LLC (2)	15,454,704	21.1%
Parthenon DCS Holdings, LLC (3)	5,730,974	7.8%
ECMC Group, Inc. (4)	5,764,443	7.6%
First Light Asset Management, LLC (5)	4,922,444	6.7%
Mill Road Capital Management, LLC (6)	3,442,999	4.7%
Executive Officers and Directors:
Lisa C. Im (7)	2,301,121	3.1%
Harold T. Leach, Jr. (8)	822,800	1.1%
Ian A. Johnston (9)	273,487	*
Simeon M. Kohl (10)	240,634	*
Bradley M. Fluegel (11)	378,547	*
William D. Hansen (12)	365,052	*
James LaCamp (13)	265,527	*
Eric Yanagi (6)	3,442,999	4.7%
All Executive Officers and Directors as a group (8 persons) (14)	8,090,167	10.8%
(1)Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Unless otherwise noted, shares are owned of record and beneficially by the named person.
(2)Based on a Form 4 filed with the SEC on March 28, 2022, by Prescott Group Capital Management, L.L.C. (“PGC”), and certain entities affiliated or associated with PGC, including Prescott Group Aggressive Small Cap, L.P., Prescott Group Aggressive Small Cap II, L.P. (collectively, the “Small Cap Funds”), and Phil Frohlich, the principal of PGC, reflecting shared voting and dispositive power with respect to 15,454,704 shares of common stock of the Company purchased by the Small Cap Funds through the account of Prescott Group Aggressive Small Cap Master Fund, G.P., (“Prescott Master Fund”), of which the Small Cap Funds are general partners. PGC serves as the general partner of the Small Cap Funds. The principal business address of PGC is 1924 South Utica Suite 1120, Tulsa, Oklahoma, 74104.

(3)Based on a Schedule 13G/A filed with the SEC on February 7, 2022 by Parthenon DCS Holdings, LLC (“DCS Holdings”). The reported shares are owned of record by DCS Holdings. Parthenon Investors II, L.P., as the manager of DCS Holdings; PCAP Partners II, LLC, as the general partner of Parthenon Investors II, L.P.; PCAP II, LLC, as the managing member of PCAP Partners II, LLC; PCP Managers, LLC, as the managing member of PCAP II, LLC; and Mr. Golson, William Kessinger and David Ament, as managing members of PCP Managers, LLC, may be deemed to beneficially own the securities owned of record by DCS Holdings. Mr. Golson is a Managing Director of Parthenon Capital Partners, an affiliate of PCAP Partners II, LLC. Each of the foregoing persons disclaims beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. The address for the foregoing persons is c/o Parthenon Capital Partners, Four Embarcadero Center, Suite 3610, San Francisco, California 94111.
(4)Based on information in a Form 4 filed with the SEC on March 18, 2022, and further information regarding beneficial ownership as provided and confirmed by ECMC Group, Inc. (“ECMC”), a Delaware non-profit corporation. ECMC is the record owner of 3,317,669 shares of Common Stock and warrants to purchase up to 2,446,774 additional shares of Common Stock, all of which are currently exercisable or exercisable within 60 days of such filling. ECMC has sole voting and dispositive power over all shares beneficially owned by it. The principal business address of ECMC is 111 South Washington Avenue, Minneapolis, Minnesota 55401.
(5)Based on a Schedule 13G filed with the SEC on February 22, 2022, jointly by First Light Asset Management, LLC (the “Manager”) and Mathew P. Arens. The Manager may be deemed to be the beneficial owner of shares of common stock of the Company. The Manager acts as an investment adviser to certain persons holding separately managed accounts with the Manager, each of whom has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, those shares. The Manager may also be deemed to be the beneficial owner of these shares because it acts as an investment adviser to certain private funds. Mr. Arens may also be deemed to be the beneficial owner of these shares because he controls the Manager in his position as managing member and majority owner of the Manager.The principal business address of the filers is 3300 Edinborough Way, Suite 201, Edina, MN 55435.
(6)Based on a Form 4 filed with the SEC on June 8, 2021 by Eric Yanagi, 3,261,675 of the shares reported are directly held by Mill Road Capital II, L.P. (the "Fund"). Mr. Yanagi is a management committee director of Mill Road Capital II GP LLC (the "GP"), which is the sole general partner of the Fund and has sole authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares on behalf of the Fund. Mr. Yanagi (referred to as the “Reporting Person”) disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. In addition, the shares reported include 131,667 shares of common stock from RSU awards to Mr. Yanagi that vested in May and June 2021 and 49,657 shares underlying RSUs scheduled to vest within 60 days of April 25, 2022, all of which Mr. Yanagi has directed to be delivered to Mill Road Capital Management, LLC.. Pursuant to a pre-existing contractual obligation, Mill Road Capital Management, LLC, an affiliate of the Reporting Person that does not have Section 13(d) beneficial ownership of any securities of the issuer, has the right to receive the economic benefit of the reported shares and, accordingly, Mr. Yanagi has no direct pecuniary interest in such shares. The principal business address of Mill Road Capital II, L.P. is 382 Greenwich Ave, Suite One, Greenwich, Connecticut, 06830.
(7)Includes 884,687 shares subject to options exercisable within 60 days of April 25, 2022.
(8)Includes 304,896 shares subject to options exercisable within 60 days of April 25, 2022, and 26,250 shares underlying RSUs scheduled to vest within 60 days of April 25, 2022.
(9)Includes 54,979 shares subject to options exercisable within 60 days of April 25, 2022, and 43,075 shares underlying RSUs scheduled to vest within 60 days of April 25, 2022.
(10)Includes 37,490 shares subject to options exercisable within 60 days of April 25, 2022, and 45,575 shares underlying RSUs scheduled to vest within 60 days of April 25, 2022.
(11)Includes 16,741 shares underlying RSUs scheduled to vest within 60 days of April 25, 2022.
(12)Includes 16,741 shares underlying RSUs scheduled to vest within 60 days of April 25, 2022.
(13)Includes 16,741 shares underlying RSUs scheduled to vest within 60 days of April 25, 2022.
(14)Includes 1,282,052 shares subject to options exercisable within 60 days of April 25, 2022 and 214,780 underlying RSUs scheduled to vest within 60 days of April 25, 2022.